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                     PORTSMOUTH CELLULAR LIMITED PARTNERSHIP
                      (a New Hampshire Limited Partnership)

                AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP

            This Agreement and Certificate of Limited Partnership entered into this 11th day of November, 1986, by and among Chin Enterprises, Inc. (CEI) a Delaware corporation, as the General Partner, and William H. Chin ("Chin") as the initial Limited Partner.

                              W I T N E S S E T H:

            WHEREAS, the parties hereto desire to form a limited partnership under the Laws of the State of New Hampshire, for the purposes and upon the terms stated herein; and

            WHEREAS, Chin has been awarded a final construction permit (the "Permit") from the Federal Communications Commission ("FCC") to construct a domestic public cellular radio telecommunications system to serve the Portsmouth-Dover-Rochester, New Hampshire-Maine NECMA; and

            WHEREAS, Chin entered into a "Cellular Settlement Agreement" ("Settlement Agreement") with Mobile Communications Enterprises, Inc. (MCE) on May 20, 1986, concerning the partial settlement of mutually exclusive applications for the Permit; and

            WHEREAS, MCE subsequently entered into a "Joint Agreement" ("Joint Agreement") with various other entities which had structured other partial settlements of mutually exclusive applications for the Permit; and

            WHEREAS, pursuant to the Settlement Agreement and the Joint Agreement, Chin intends to assign the Permit to the limited partnership, in which he shall retain a 50.01% interest and shall afford those applicants subject to the Joint Agreement the opportunity to acquire a limited partnership interest in accordance with the provisions of the Joint Agreement;

            NOW, THEREFORE, pursuant to the terms, covenants and conditions set forth herein and the mutual promises contained herein, the parties hereto agree as follows:

                                   ARTICLE ONE

                                  DEFINED TERMS

            The defined terms used in this Agreement shall have the meanings specified below:
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            "Agreement" means this Agreement and Certificate of Limited
Partnership as amended from time to time.

            "Capital Contribution" means the total amount of cash contributed to the Partnership by each Partner pursuant to the terms of this Agreement.

            "Certificate of Limited Partnership" means this Agreement, as amended from time to time, if it is filed as Certificate of Limited Partnership or such other document filed as a Certificate of Limited Partnership under the State Uniform Limited Partnership Law.

            "Code" means the Internal Revenue Code of 1954, as amended.

            "General Partner" means Chin Enterprises, Inc., a Delaware corporation wholly owned by William H. Chin, or any other Person who becomes its successor as provided herein, in the capacity as the General Partner of the Partnership.

            "Initial Limited Partner" means William H. Chin individually.

            "Limited Partners" means the Initial Limited Partner and any Person who has agreed in writing to accept his offered limited partnership interest, pursuant to the terms of this Agreement, and any Substituted Limited Partner, in such Person's capacity as a Limited Partner of the Partnership.

            "Notice" means a writing, containing the information required by this Agreement to be communicated to a party, sent by registered or certified mail, postage prepaid, to such party at the last known address of such party as shown on the records of the Partnership, the date of registry thereof or the date of the certification receipt therefor being deemed the date of receipt thereof.

            "Partner" means any General Partner or Limited Partner.

            "Partnership" means the limited partnership formed by this Agreement by the parties hereto, as said limited partnership may from time to time be constituted.

            "Person" means any individual, partnership, corporation, trust or other entity.

            "Remaining Limited Partners" means those Limited Partners who join the Partnership after its formation.

            "State Uniform Limited Partnership Law" means the Uniform Limited Partnership Law of the State of New Hampshire.


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           "Substituted Limited Partner" means any Person admitted to the
Partnership as a Limited Partner pursuant to the provisions of Section 7.2 hereof.

           "Withdrawal" means, as to the General Partner, the occurrence of death, adjudication of insanity or incompetence, bankruptcy, dissolution, or voluntary withdrawal from the Partnership for any reason.

                                   ARTICLE TWO

            FORMATION, NAME AND OFFICE, PURPOSES, TERM AND DISSOLUTION

      2.1 Formation

            The parties hereto hereby form a limited partnership pursuant to the provisions of the State Uniform Limited Partnership Law.

      2.2 Name, Place of Business and Office

            The Partnership shall be conducted under the name of "Portsmouth Cellular Limited Partnership." The initial principal office and place of business shall be 50 Pleasant St., P.O. Box 2290, Concord, New Hampshire 03010. The General Partner may at any time change the location of such principal office. Notice of any such change shall be given to the Limited Partners in writing.

      2.3 Purposes

            The Partnership shall engage in the development of a domestic public cellular radio telecommunications system to serve the Portsmouth-Dover-Rochester, New Hampshire/Maine NEGMA. The Partnership shall engage in any other activities related or incidental thereto, which in the sole judgment of the General Partner, is necessary or appropriate to facilitate its business purpose, including the dissolution of the Partnership. The Partnership shall not engage in any other business or activity.

      2.4 Term and Dissolution

            A. The Partnership shall continue in full force and effect until December 31, 2086 or until dissolution prior thereto upon the happening of any of the following events:

                  (i) The decision of the General Partner to convey
            substantially all of the Partnership's assets or to terminate the business of the Partnership;


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                  (ii) The Withdrawal of the General Partner if no Successor
            General partner is elected.

            B. Upon dissolution of the Partnership, the General Partner shall cause the cancellation of the Partnership's Certificate of Limited Partnership, liquidate the Partnership's assets and apply and distribute the proceeds thereof in accordance with Section 8.3 hereof.

                                  ARTICLE THREE

                              PARTNERS AND CAPITAL

      3.1 Partnership Equity.

            A. The entire equity of the Partnership shall be held by the Limited Partners.

            B. In consideration for the assignment of the Permit to the Partnership, the Initial Limited Partner shall have at all times, no less than 50.01% of the Partnership equity.

            C. The Remaining Limited Partners shall have the opportunity to acquire their respective interests in the Partnership pursuant to the terms of the Joint Agreement.

      3.2 Capital Contributions.

            A. The Limited Partners are not required to contribute any capital to acquire their respective interests hereunder. The limited partnership interests acquired hereunder are not being sold or offered for sale within the meaning of N.H. R.S.A. 421-B.

            B. The Limited Partners may be required to contribute capital in proportion to their respective interests pursuant to capital calls subsequently issued by the General Partner.

            C. Failure of a Limited Partner to contribute capital pursuant to a capital call shall subject that Limited Partner's interest to the adjustment provisions of this Section.

            D. Except as otherwise determined by the General Partner, no Partner shall be paid interest on any Capital Contribution to the Partnership.

            E. Prior to dissolution of the Partnership, no Partner shall have the right to demand the return of any Capital Contribution. Upon dissolution no Limited Partner shall have the right to demand or receive property or any interest of any kind whatsoever other than cash in return for his equity interest or any Capital Contribution.


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      3.3 Capital Calls.

            A. The General Partner may in its sole discretion, from time to time, issue capital calls upon the Limited Partners to provide working funds for Partnership purposes. Such capital calls shall be pro rata to each Limited Partner's respective equity interest.

            B. Such capital calls shall be made in writing, pursuant to the Notice provision of Article One, and each Limited Partner shall provide such funds within thirty days thereafter or be subject to the adjustment provisions of this Section.

      3.4 Capital Accounts. Separate capital accounts shall be maintained for each Partner and shall consist of the sum of such Partner's contributions to the capital of the Limited Partnership, plus the assigned value of any property or assets contributed by such Partner to the Partnership, plus the share of Net Profits and gains of the Limited Partnership allocated to such Partner for accounting purposes, less the sum of all distributions of cash and the fair market value of all distributions of Property made to such Partner by the Partnership.

      3.5 Adjustment of Partnership Interests. Partnership equity interests shall be adjusted after, and for, each contribution to capital made to the Limited Partnership pursuant to this Section. Such adjustment shall be made so that each Partner's Partnership Interest shall equal a fraction, the numerator of which is such Partner's aggregate capital or other valuable contributions to Partnership and the denominator of which is the aggregate of all Partners' contributions to the Partnership.

      3.6 Liability of Limited Partners

            A. Subject to the provisions of Section 8.3, no Limited Partner shall be liable for any obligations of the Partnership; provided, however, any Limited Partner receiving the return in whole or in part of his Capital Contributions shall be liable to the Partnership for any sum, not in excess of such returned Capital Contribution, necessary to discharge the Partnership's liabilities to all creditors who extended credit, or whose claims arose, before such Capital Contribution was returned. No General partner shall have any personal liability for the repayment of the Capital Contribution of any Limited Partner.

      3.7 Participation in Partnership Business by Limited Partner

            No Limited Partner (except one who may also be a General Partner, and then only in his capacity as General


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Partner) shall participate in or have any control over the Partnership business or shall have any authority or right to act for or bind the Partnership. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred by this Agreement, including but not limited to, the express powers authorized by Section 5.1.

      3.8 Priority Among Limited Partners

            No Limited Partner shall have priority over any other Limited Partner as to Capital Contributions, distributions or any other rights under this Agreement.

                                  ARTICLE FOUR

                                 APPLICABLE LAW

            This Agreement shall be construed and enforced in accordance with the laws of the State of New Hampshire.

                                  ARTICLE FIVE

                RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER

      5.1 Authorized Acts; Management and Control

            A. The General Partner shall have the exclusive right to manage the business of the Partnership and is hereby authorized to take any action (including, but not limited to the acts authorized by this Section 5.1) of any kind and to do anything and everything in accordance with the provisions of this Agreement.

            B. In the name and on behalf of the Partnership, the General Partner is hereby authorized:

                  (i) To sign on behalf of the Partnership the Agreement and
            Certificate of Limited Partnership (or any amendments thereto or restatements thereof).

                  (ii) To acquire by purchase, lease or otherwise, any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

                  (iii) To execute, sign, seal and deliver in the name and on behalf of the Partnership any deed, lease, mortgage, mortgage note, bill of sale, contract or other instrument purporting to convey, lease or encumber the real or personal property of the Partnership.


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                  (iv) To execute, sign, seal and deliver in the name and on behalf of the Partnership any and all agreements, contracts, leases, documents, certifications and instruments whatsoever involving the purchase, construction, development, management, maintenance, operation and sale of the assets of the Partnership.

                  (v) To construct, operate, maintain, finance, improve, own, sell, dispose of, convey, assign, mortgage or lease any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

                  (vi) To borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership, and to secure the same by mortgage, pledge or other lien on the assets of the Partnership.

                  (vii) To prepay in whole or in part, refinance, recast,
            increase, modify or extend any mortgages affecting the assets of the Partnership and in connection therewith to execute any extensions, renewals, or mortgages on the assets of the Partnership.

                  (viii) To invest in short-term debt obligations (including obligations of Federal and state governments and their agencies, commercial paper, and certificates of deposit of commercial banks, savings banks or savings and loan associations) such funds as are temporarily not required for the purpose of the Partnership.

                  (ix) To engage in any kind of activity and to perform and
            carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership.

                  (x) To sell or otherwise dispose of, at one time, all or
            substantially all of the assets of the Partnership.

                  (xi) To employ, when and if in its sole discretion the same is deemed necessary or advisable, brokers, consultants, agents, accountants or attorneys.

      5.2 Restrictions on Authority

            A. Without the consent of the Limited Partners, the General Partner shall not have the authority to:


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                  (i) Do any act in contravention of this Agreement.

                  (ii) Do any act which would make it impossible to carry on the ordinary business of the Partnership.

                  (iii) Confess a judgment against the Partnership.

                  (iv) Possess Partnership property, or assign their rights in specific Partnership property, for other than a Partnership purpose.

                  (v) Admit a Person as a General Partner.

                  (vi) Admit a Person as a Limited Partner, except as provided in this Agreement.

            B. The General Partner shall not cause or permit the Partnership to grant to any creditor who makes a nonrecourse loan to the Partnership any right to have or to acquire, at any time, as a result of making the loan, any direct or indirect interest in the profits, capital, or property of the Partnership other than as a secured creditor.

      5.3 Salary; Time and Effort; Independent Activities

            The General Partner shall not, in its capacity as General Partner, receive any salary. The General Partner shall not be required to devote full time to the business of the Partnership but shall devote whatever time, effort and skill may be necessary to the conduct of the Partnership's business. Any Partner may engage independently with others in other business ventures of every nature and description, including, without limitation, the ownership, operation, management, syndication and development of business ventures, related to or competitive with the business of the Partnership; neither the Partnership nor any other Partner shall have any rights in and to such independent ventures of the income or profits derived therefrom.

      5.4 Duties and Obligations

            A. The General Partner shall prepare and file such amendments to this Agreement or any Certificate of Limited Partnership as required by law or as it deems necessary to cause this Agreement or any Certificate of Limited Partnership to reflect accurately the agreement of the Partners, the identity of the Limited Partners or the General Partner and the amounts of their respective Capital Contributions.

            B. The General Partner shall prepare (or cause to be prepared) and file such tax returns and other documents, as required by law or as it deems necessary, for the operation of the Partnership.


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      5.5 Liability for Acts and Omissions; Indemnification; Provision of
          Insurance

            The General Partner shall not be liable, responsible or accountable in damages or otherwise to any of the Partners for, and the Partnership shall indemnify and save harmless the General Partner from any loss or damage incurred by reason of, any act or omission performed or omitted by it in good faith on behalf of the Partnership and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and in the best interests of the Partnership; provided that the General Partner shall not have been guilty of gross negligence or gross misconduct with respect to such acts or omissions and, further provided that the satisfaction of any indemnification and any saving harmless shall be paid out of and limited to Partnership assets and no Limited Partner shall have any personal liability on account thereof. The Partnership shall provide and pay for insurance for the General Partner covering all risks which the Partnership may indemnify the General Partner as provided herein.

                                   ARTICLE SIX

           WITHDRAWAL OF A GENERAL PARTNER; SUCCESSOR GENERAL PARTNERS

      6.1 Voluntary Withdrawal

            The General Partner shall have the right to retire or voluntarily withdraw from the Partnership.

      6.2 Designation of Successor to Withdrawing General Partner

            Upon the Withdrawal of the General Partner the Limited Partners shall appoint a Successor General Partner by a simple majority vote.

      6.3 New General Partner's Agreement

            Any successor General Partner shall agree to be bound by the provisions of this Agreement to the same extent and on the same terms as any other General Partner.

      6.4 Amendment of Agreement

            This Agreement shall be amended to reflect the admission of the successor General Partner, and the requirements of filing an amendment to the Certificate of Limited Partnership under the State Uniform Limited Partnership Law shall be complied with.


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                                  ARTICLE SEVEN

                   TRANSFERABILITY OF LIMITED PARTNER INTEREST

      7.1 Restrictions on Transfer

            A. The Limited Partners agree that they will not sell, assign, transfer, mortgage, pledge, exchange, convey, hypothecate or otherwise dispose of (collectively a "transfer") all or any part of its record, financial or beneficial interest in the Partnership (a "Limited Partner Partnership Interest") to any person whether such transfer is pursuant to any Article of this Agreement, by by operation of law or otherwise, without the prior written consent of the General Partner.

            B. Any transfer of a Limited Partner Partnership Interest in contravention of the provisions of this Article Seven shall be void and ineffectual and shall not bind or be recognized by the Partnership.

      7.2 Substituted Limited Partners

            A. A Limited Partner shall not have the right to substitute a Person as a Limited Partner in his place. Subject to the provisions of Section 7.1 hereof, the General Partner shall, however, have the right, in its sole discretion, to permit a Person to become a Substituted Limited Partner, and any such permission by the General Partner shall be binding and conclusive without the consent or approval of any Limited Partner. Any Substituted Limited Partner shall, as a condition of receiving any interest in the Partnership, agree to be bound by the provisions of this Agreement. Each such Substituted Limited Partner shall be obligated to pay the Partnership's reasonable legal and accounting fees and filing and recording costs in connection with its substitution as a Limited Partner.

      7.3 Assignees.

            A. Subject to the provisions of Section 7.1 hereof, an assignee of a Limited Partner who does not become a Substituted Limited Partner as provided aforesaid shall only have the right to receive the distributions of the Partnership to which the assigning Limited Partner would have been entitled if no such assignment had been made by such Limited Partner. In particular an assignee who does not become a Substituted Limited Partner, shall have no right
(i) to require any information from the Partnership or (ii) to require any accounting of Partnership transactions or (iii) to inspect the Partnership books or (iv) to exercise any privilege or right of a Limited Partner which is not specifically granted to an assignee of a limited partner interest under the State Uniform Limited Partnership Law.


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            B. Subject to the provisions of Section 7.1 hereof, any Limited
Partner who shall assign all its interest in the Partnership shall cease to be a Limited Partner of the Partnership and shall not longer have any rights or privileges of a Limited Partner, except that unless and until a Substituted Limited Partner is admitted in its stead, such assigning Limited Partner shall retain the statutory rights of an assignor of a limited partner interest specifically granted to an assignor under the State Uniform Limited Partnership Law.

            C. Subject to the provisions of Section 7.1 hereof, if a Limited Partner dies, his executor, administrator or trustee, or, if he is adjudicated incompetent, his guardian, shall have all the rights of a Limited Partner for the purpose of settling or managing his estate and such power as the decedent or incompetent possessed to assign all or any part of his interest in the Partnership and to join with such assignee in satisfying conditions precedent to such assignee becoming a Substituted Limited Partner. The death of a Limited Partner shall not dissolve the Partnership.

                                  ARTICLE EIGHT

                       PROFITS AND LOSSES; DISTRIBUTIONS;
                        AND EXPENSES OF GENERAL PARTNERS

      8.1 Allocation of Profits and Losses

            A. Except as otherwise provided herein, all profits and losses of the Partnership shall be allocated to the Partners, with each Partner sharing in such profits and losses in proportion to his equity interest.

      8.2 Cash Distributions Prior to Dissolution

            All Net Cash Income of the Partnership for each fiscal year shall be distributed to the Partners, with each Partner sharing in such Net Cash Income in proportion to his equity interest.

      8.3 Cash Distributions Upon Dissolution

            A. Upon the dissolution of the Partnership as a result of the occurrence of any of the events set forth in Section 2.4, the General Partner shall proceed to liquidate the Partnership, and the proceeds of liquidation (the "Proceeds of Liquidation") shall be applied and distributed in the following order of priority:

                  (i) First, to the payment of debts and liabilities of the
            Partnership (other than any loans or advances that may have been made by any of the Partners to the Partnership) and the expenses of liquidation.


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                  (ii) Second, to the establishment of any reserve which the
            General Partner may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserve may be paid over by the General Partner to any attorney at law, or other acceptable party, as escrow agent to be held for disbursement in payment of any of the aforementioned liabilities and, at the expiration of such period as shall be deemed advisable by the General Partner, for distribution of the balance, in the manner hereinafter provided in this Section.

                  (iii) Third, to the repayment of any loans or advances that may have been made by the Limited Partners to the Partnership.

                  (iv) Finally, the balance of any funds then remaining shall be distributed to the Partners in the following order of priority:

                        (1) To the Limited Partners in an amount equal to any
                  previously undistributed share of the Net Cash Income of the Partnership due the Limited Partner.

                        (2) To the Limited Partners in proportion to their
                  respective Capital Contributions.

                        (3) To the General Partner in an amount equal to any
                  loans or advances that have been made by the General Partner to the Partnership.

                        (4) The balance to the Partners, with each Partner
                  sharing in proportion to his equity interest.

      8.4 Expenses of Partnership and of the General Partners

            All expenses incurred by the General Partner in connection with the Partnerships business shall be paid by the Partnership or reimbursed to the General Partner by the Partnership.

                                  ARTICLE NINE

                  BOOKS, RECORDS AND REPORTS, ACCOUNTING, ETC.

      9.1 Books, Records and Reports

            A. Proper and complete records and books of account shall be kept by the General Partner, in which shall be entered all transactions and other matters relative to the


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Partnership's business. The Partnership books and records shall be prepared in accordance with generally accepted accounting principles, consistently applied. The books and records shall be maintained at the principal office of the Partnership or such other location specified by the General Partner and shall be open for examination and inspection by the Partners or by their duly authorized representative during reasonable business hours.

            B. The General Partner shall have prepared, at least annually, at the Partnership's expense, financial statements prepared in accordance with generally accepted accounting principles. Copies of such statements shall be distributed to the Limited Partners within 120 days after the close of each taxable year of the Partnership.

            C. The General Partner shall have prepared, at least annually, at the Partnership's expense, a report containing Partnership information necessary in the preparation of the Limited Partners' Federal income tax returns. Copies of such report shall be distributed to the Limited Partners within 75 days after the close of each taxable year of the Partnership.

      9.2 Bank Accounts

            The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partner may determine.

      9.3 Accountants

            The accountants, if any, for the Partnership shall be chosen by the General Partners.

      9.4 Accrual Basis and Fiscal Year

            The books of the Partnership shall be kept on the accrual basis. The fiscal year of the Partnership shall be the calendar year.

                                   ARTICLE TEN

                               GENERAL PROVISIONS

      10.1 Appointment of the General Partner as Attorneys-in-Fact

            A. Each Limited Partner, by the execution hereof, hereby irrevocably constitutes and appoints the General Partner under this Agreement, his true and lawful attorney-in-fact, with full power and authority in his name, place and stead, to


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execute and acknowledge under oath, swear to, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement including:

                  (i) All certificates and other instruments (including this
            Agreement or any Certificate of Limited Partnership and any amendment thereof) which the General Partner deems appropriate to qualify or continue the Partnership as a limited partnership under the State Uniform Limited Partnership Law or under the laws of any other jurisdiction in which the Partnership may conduct business;

                  (ii) All amendments to this Agreement or any Certificate of
            Limited Partnership which are required to be filed or which the General Partner deems to be advisable to file;

                  (iii) All instruments which the General Partner deems
            appropriate to reflect a change of modification of the Partnership in accordance with the terms of this Agreement;

                  (iv) All conveyances and other instruments which the General
            Partner deems appropriate to reflect the dissolution and termination of the Partnership; and

                  (v) All other instruments, documents or contracts requisite to carrying out the intent and purpose of this Agreement and the business of the Partnership.

            B. The appointment by the Limited Partners of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership. The foregoing power of attorney shall survive the death, incompetency or dissolution of any Limited Partner or the assignment by a Limited Partner of the whole or any part of his interest hereunder.

      10.2 Word Meanings

            The words such as "herein", "hereinafter", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.


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

      10.3 Binding Provisions

            The covenants and agreements contained herein shall be binding upon, and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

      10.4 Counterparts

            This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart, except that no counterpart shall be binding unless signed by the General Partner.

      10.5. Entire Agreement

            This Agreement contains the entire agreement between the parties and supersedes all prior writings or representations.

      10.6 Separability of Provisions

            Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid or unenforceable such invalidity or unenforceability shall not impair the operation of or effect any other portion of this Agreement and this Agreement shall be construed in all respect as if such invalid or unenforceable provision was omitted.

      10.7 Representation

            Each person who becomes a Limited Partner hereunder does hereby represent and warrant by the signing of a counterpart of this Agreement that the Limited Partner Interest acquired by him was acquired for his own account, for investment only, and not for the interest of any other persons, and not for resale to any other persons or future distribution, and that he has relied solely on the advice of his personal tax, investment or other advisor(s) in making his investment decision. The General Partner has not made and hereby makes no warranties or representations other than those set forth in this Agreement. Furthermore, each Limited Partner acknowledges that (a) an investment in the Partnership is very speculative and may result in a loss of the Limited Partner's entire investment; (b) the Partnership interests have not been registered under the Securities Acts of 1933 or 1934, as amended, or under any applicable state blue sky laws, and are not transferable except in compliance with the restrictions on transferability contained in the Agreement and imposed by applicable federal and state securities laws, and accordingly,


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

an investment in the Partnership lacks liquidity; (c) the tax consequences of an investment in the Partnership may depend upon the Limited Partner's circumstances; (d) there are no assurances that the Internal Revenue Code or the Regulations thereunder or interpretations thereof will not be amended in such manner so as to deprive the Partnership and the Partners of some or all of the tax benefits they might now receive; (e) the Partnership has only recently been formed; and (f) no federal or state agency has made any finding or determination as to the fairness of the offering, or any recommendation or endorsement of the Partnership interests.

      10.8 Section Titles

            Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

      10.9 Amendments

            A. In addition to the amendments otherwise authorized herein, this Agreement may be amended, from time to time, by the General Partner and the Limited Partners; provided, however, that without the prior written consent of all the Partners, this Agreement may not be amended so as to (i) convert the interest of a Limited Partner into the interest of a General Partner; (ii) modify the limited liability of a Limited Partner; (iii) alter the interest of a Partner with respect to profits and losses, Net Cash Income or other distributions of the Partnership; or (iv) extend the term of the Partnership as set forth in Section 2.4 hereof. If this Agreement shall be amended as a result of substituting a Limited Partner, the amendment to this Agreement shall be signed by the General Partner and by the person to be substituted and, if a Limited Partner is to be substituted, by the assigning Limited Partner. If this Agreement shall be amended to reflect the Withdrawal of a General Partner and the business of the Partnership is continued, such amendment shall be signed by the remaining or successor General Partner(s).

            B. In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the consent of the Limited Partners, (i) to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein or (ii) to delete or add any provision of this Agreement required to be so deleted or added by the Securities and Exchange Commission, the Internal Revenue Service, or other Federal agency or by a state "blue sky" commissioner or other similar official, which addition or deletion is deemed by such Commission, Service, agency or official to be for the benefit or protection of the Limited Partners; provided, however, that no amendment shall be adopted pursuant to this Section unless the adoption thereof (i) is for the benefit of or not adverse to the interests of the Limited Partners; (ii) does not convert the interests of a Limited Partner into the interest of a General Partner; (iii) does not modify the limited liability of the Limited Partners;
(iv) does not reduce the interest of a Partner with respect to profits and losses, Net Cash Income or other distributions of the Partnership; (v) does not extend the term of the Partnership as set forth in Section 2.4 herein; or (vi) does not affect the status of the Partnership as a partnership for Federal income tax purposes.

      10.10 Partition

            The Partners agree that the Partnership's assets are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all right he may have to maintain any action for partition of any of the Partnership's assets.

                                 ARTICLE ELEVEN

                   ADMISSION OF LIMITED PARTNERS; LIMITATIONS

      11.1 Admission of Limited Partners. A person shall become a Limited Partner when he has completed all of the following:

            (a) Executed a counterpart of this Agreement or a Limited Partner Subscription Agreement in the form approved by the General Partner;

            (b) Executed any other document, certificate or instrument, and taken such other action as the General Partner may reasonably request to evidence and perfect such person's admission as a Limited Partner.

      11.2 Expiration and Limitations.

            A. Only those duly-qualified applicants for a construction permit to serve the Portsmouth-Dover-Rochester, New Hampshire-Maine NECMA subject to the partial settlements encompassed by the Joint Agreement shall be invited to become Limited Partners.

            B. Any such applicant desiring to become a Limited Partner hereunder must elect to do so, in writing, by execution of a Counterpart of this Agreement, and transmitting said executed Counterpart postage pre-paid, first-class U.S. mail, postmarked no later than December 15, 1986, to: Chin Enterprises, Inc., 3324 Octavia St., Oakland, CA. 94619.

            C. An applicants failure to comply with all of the terms of this Section shall operate to waive forever any rights it may have under the Joint Agreement or any other partial settlement agreement to obtain any interest in the Partnership.

            WITNESS the execution hereof as of the day and year first above written by the General Partner and the Initial Limited Partner, whose respective residence addresses are set forth opposite their respective signatures.

                                        GENERAL PARTNER

Address:  3324 Octavia St.              CHIN ENTERPRISES, INC.
          Oakland, CA 94619
                                        /s/ William H. Chin
                                        --------------------------
                                        William H. Chin, President


                                        INITIAL LIMITED PARTNER

                                        William H. Chin

Address:  3324 Octavia St.              By /s/ William H. Chin
          Oakland, CA 94619             --------------------------

                     PORTSMOUTH CELLULAR LIMITED PARTNERSHIP
                      (a New Hampshire Limited Partnership)

                     AMENDMENT TO CERTIFICATE AND AGREEMENT
                             OF LIMITED PARTNERSHIP

            The Agreement and Certificate of Limited Partnership of Portsmouth Cellular Limited Partnership as filed with the State of New Hampshire on November 24, 1986 is hereby amended as follows:

            I. Article Two, Section 2.2: The zip code of the principal office and place of business is corrected to read "03310".

            II. Article Seven, Section 7.1: The present Section 7.1 is to be deleted and the following is to be substituted therefor;

            7.1 Restrictions on Transfer

                  A. The Limited Partners agree that they will not sell, assign, transfer, mortgage, pledge, exchange, convey, hypothecate or otherwise dispose of (collectively a "transfer") all or any part of their record, financial or beneficial interest in the Partnership (a "Limited Partnership Interest") to any person, other than an existing Partner, whether such transfer is pursuant to any Article of this Agreement, by operation of law or otherwise, without the prior written consent of the General Partner, such consent not to be unreasonably withheld. The General Partner may withhold consent if, in the opinion of counsel to the Partnership, the transfer would:

                  (i) result in the termination of the Partnership or jeopardize the status of the Partnership as a Partnership for Federal income tax purposes; or

                  (ii) violate the provisions of any applicable Federal law or regulation or violate the terms upon which the Partnership's license to operate the subject cellular system was granted.

                  B. A Limited Partnership Interest may be transferred to an existing Partner upon notice to the General Partner. Any transfer of a Limited Partner Partnership Interest in contravention of the provisions of this Article Seven shall be void and ineffectual and shall not bind or be recognized by the Partnership.

            III. Article Eight, Section 8.2: Insert the word "annually" after the word "distributed".

                                                                     FILED
                                                                  DEC 15 1986
                                                                 NEW HAMPSHIRE
                                                              SECRETARY OF STATE

           Witness the execution hereof as of the day and year written below by the General Partner and the Initial Limited Partner, whose respective residence addresses are set forth opposite their respective signatures.

                                        GENERAL PARTNER

                                        CHIN ENTERPRISES, INC.
3324 Octavia St.
Oakland, CA 94619

Date: Dec. 11, 1986                     /s/ William H. Chin
                                        --------------------------
                                        William H. Chin, President


                                        INITIAL LIMITED PARTNER

                                        William H. Chin
3324 Octavia St.
Oakland, CA 94619

Date: Dec. 11, 1986                     /s/ William H. Chin
                                        --------------------------
                                        William H. Chin

                     PORTSMOUTH CELLULAR LIMITED PARTNERSHIP
                      (a New Hampshire Limited Partnership)

                     AMENDMENT TO CERTIFICATE AND AGREEMENT
                             OF LIMITED PARTNERSHIP

            The Agreement and Certificate of Limited Partnership of Portsmouth Cellular Limited Partnership as filed with the State of New Hampshire on November 24, 1986 is hereby amended as follows:

            I. Article Three, Section 3.1: The present Section 3.1 is to be deleted and the following is to be substituted therefor:

            3.1 Partnership Equity.

                  A. The entire equity of the Partnership shall be held by the Partners.

                  B. The General Partner shall at all times maintain a net worth and hold an equity interest in the Partnership sufficient to satisfy all applicable regulations under the Code.

                  C. The combined equity interest of the Initial Limited Partner and the General Partner shall be no less than 50.01% of the total Partnership equity, to be allocated between them at their discretion, provided that the requirements of subparagraph B. above are met. The Remaining Limited Partners shall have the opportunity to acquire their respective interests in the Partnership pursuant to the terms of the Joint Agreement.

            Witness the execution hereof as of the day and year written below by the General Partner and the Initial Limited Partner, whose respective residence addresses are set forth opposite their respective signatures.

                                        GENERAL PARTNER

                                        Chin Enterprises, Inc.
3324 Octavia St.
Oakland, CA 94619

Date: February 20, 1987                 /s/ William H. Chin
                                        --------------------------
                                        William H. Chin, President


                                        INITIAL LIMITED PARTNER

                                        William H. Chin
3324 Octavia St.
Oakland, California

Date: February 20, 1987                 /s/ William H. Chin
                                        --------------------------
                                        William H. Chin

                                                                     FILED
                                                                  OCT 14 1987
                                                                 NEW HAMPSHIRE
                                                              SECRETARY OF STATE


                     PORTSMOUTH CELLULAR LIMITED PARTNERSHIP
                      (a New Hampshire Limited Partnership)

                  THIRD AMENDMENT TO AGREEMENT AND CERTIFICIATE
                             OF LIMITED PARTNERSHIP

            The Agreement and Certificate of Limited Partnership of Portsmouth Cellular Limited Partnership as filed with the State of New Hampshire on November 24, 1986, and as amended by amendments dated December 11, 1986 and February 20, 1987 (the "Agreement"), is hereby amended pursuant to New Hampshire Revised Statutes Section 305:26 and Article 10.1 of the Agreement as follows:

            I. Subject to II, below, Article 11 of the Agreement is hereby amended to add the following Article 11.1(c):

                  (c) The following persons are hereby admitted as Limited
Partners:

     Limited Partner                        Limited Partnership Interest
     ---------------                        ----------------------------

Eugene C. Adams                                       .3332%
RR 1 Oakwood Manor
Spicer, MN 56288

AC Associates                                         .3332%
69 Main St.
Petersborough, NH 03453

Aero-Tel, Inc.                                        .3244%
15030 Marble Road
Sherman Oaks, CA 91403-4521

R.C. Allen                                            .3332%
202 Green Glade
Memphis, TN 38119

American General Cellular Corp.                       .3244%
270 N. Canon Dr., #1130
Beverly Hills, CA 90210

Gary L. Anderson                                      .3332%
RR #1
Carthage, SD 57323

Roland Andrews                                        .3244%
P.O. Box 1289
Citrus Heights, CA 95611

     Limited Partner                        Limited Partnership Interest
     ---------------                        ----------------------------

David S. Arslanian                                    .3244%
1818 E. 5775 S., #200
Ogden, UT 84403

Callman Y. M. Au                                      .3332%
95-244 Kupuku Circle
Mililani Town, HI 96789

C-TAC VI                                              .3332%
c/o Harold G. Barbour
212 12th Ave. N.E.
Hickory, NC 28601

C-TAC VII                                             .3332%
c/o Harold G. Barbour
212 12th Ave. N.E.
Hickory, NC 28601

C-TAC VIII                                            .3332%
c/o Harold G. Barbour
212 12th Ave. N.E.
Hickory, NC 28601

J.B. Partnership                                      .3244%
c/o Jack Barnes
3757 Main Street
Middleburg, FL 32068

Raymond Beauchemin                                    .3332%
95-563 Kanamee St.
Mililani, HI 96789

Regg-Bell, Inc.                                       .3244%
c/o Regina M. Billings
8620 Hollywood Boulevard
Los Angeles, CA 90069

Robert S. Block                                        .3332%
13044 Mindanao Way #5
Marina Del Ray, CA 90292

The Dennis M. Bond                                    .3244%
 Organization, Inc.
c/o Dennis M. Bond
4570 Encino Ave.
Encino, CA 91316

Milton E. Borden Jr.                                  .3332%
215 RR 1 Jug City Rd.
Epsom, NH 03234

     Limited Partner                        Limited Partnership Interest
     ---------------                        ----------------------------

Madison Cellular Corporation                          .3244%
c/o Gavin Brackenridge
122 E. 82nd Street
New York, NY 10028

Quentin L. Breen                                      .3332%
559 Pacific Avenue
Suite 32
San Francisco, CA 94133

Royce E. Bridwell                                     .3332%
5900 Chapman, Suite 63
Garden Grove, CA 92645

Olen Frazier/Prospect                                 .3332%
 Cellular Investments, Inc.
c/o Charles M. Bruce
P.O. Box 3214
1317 N. 8th Street
Suite 319
Abilene, TX 79604

Patricia G. Burkhardt                                 .3332%
1436 Harvard St., N.W.
Washington, DC 20009

Phillip E. Burkhardt                                  .3332%
7 Roundtree Dr.
Melville, NY 11747

Samuel H. Cade                                        .3332%
2 Nonesuch Rd.
Dallas, TX 75214

Card General Partnership                              .3332%
Box 153 Rt. 1
Utica, NY 13502

Douglas R. Casey                                      .3244%
555 Diehl Drive
Helena, MT 59601

Franciscan Design Software, Inc.                      .3332%
c/o Joseph J. Celio
734 Graham Court
Danville, CA 94526

     Limited Partner                        Limited Partnership Interest
     ---------------                        ----------------------------

Cellular Ventures, Inc.                               .3244%
4929 Valjean
Ensino, CA 91436

Tracy Communications, Inc.                            .3244%
c/o Hawley T. Chester
908 Brandywine Circle
Dunwoody, GA 30338

June D. Chew                                          .3332%
11380 Glen Manor Place
Oakland, CA 94605

Cinkutis, Inc.                                        .3244%
c/o Robert J. Cinkutis
1220 Florida Ave.
Cornwells Hts. PA 19020

Becky Jo Clark                                        .3332%
114 East Brookwood Drive
Clemson, SC 29631

Condie Cellular Partnership                           .3332%
c/o Marion A. Condie
255 Black Pine Court
Reno, NV 89511

Marvin Douglas Cook                                   .3332%
341 Cedarcrest Lane
Double Oak, TX 75067

LS Associates                                         .3332%
c/o David L. Coppin
568 Republic Rd.
Batavia, IL 68510

Joan B. Cortright                                     .3244%
711 Woodside Parkway
Silver Spring, MD 20910

Howard Courney                                        .3244%
2000 Embarcadero, Suite 101
Oakland, CA 94606

CPS Telecom, Inc.                                     .3332%
10404 Tullis
Kansas City, MO 64134

     Limited Partner                        Limited Partnership Interest
     ---------------                        ----------------------------

Alpha Cellular II                                     .3332%
c/o Leane C. Crowther
11725 Coldbrook Street, #E
Downey, CA 90241

Andrew Cumming                                        .3332%
2650 California St. #68
Mountain View, CA 94040

Cyrus K. Dam                                          .3332%
45 Buena Vista Ave.
Corte Madera, CA 94925

Lloyd E. Dawson                                       .3332%
42395 Greenbrier Park Drive
Fremont, CA 94538

Dawursk Partnership                                   .3244%
1111 Wejegi Drive
Hubertus, WI 53033

Delchi Corportion                                     .3332%
c/o Javed Ellahie
P. 0. Box 1638
San Jose, CA 95109-1638

Melissa A. Denman                                     .8404%
Route 6, P.O. Box 7036
Austin, TX 78737

Deveny General Partnership                            .3332%
c/o James E. Deveny
1726 Hudson St.
Englewood, FL 33533

North American Cellular                               .3332%
 Telephone, Inc.
c/o John N. Dick, M.D.
11160 Warner Avenue
Suite 213
Fountain Valley, CA 92708

Arthur R. Dittman                                     .3244%
1104 Irene St.
Green Bay, WI 34302

Malcolm C. Dolan                                      .3332%
P.O. Box 2019
Lancaster, CA 93539

     Limited Partner                        Limited Partnership Interest
     ---------------                        ----------------------------

Randy Douglas                                         .3332%
296 Shoreline Hwy.
Mill Valley, CA 94941

R. Scott Douglass                                     .3244%
300 E. 34th St. #34L
New York, NY 10016-4976

Koire Drysdale                                        .3332%
P.O. Box 3224
Palm Beach, FL 33480

Anthony T. Easton                                     .3332%
559 Pacific Avenue
Suite 32
San Francisco, CA 94133

Susan Easton                                          .3332%
559 Pacific Avenue
Suite 32
San Francisco, CA 94133

Karl M. Eckel                                         .3244%
513 Second Lock Rd.
Lancaster, PA 17603

Elleron Chemicals Corporation                         .3244%
1911 Bering Drive #9
Houston, TX 77056

Jay L. Ewald                                          .3244%
P. 0. Box 155
Waldorf, MN 56091-0155

Lemon Tree Enterprises, Inc.                          .3244%
c/o Yvonne Finley
1375 Century Park East
Los Angeles, CA 90067

Don Ford                                              .3332%
16731 Trudy Lane
Huntington Beach, CA 92647

Richard E. Garrett                                    .3332%
6213 Gainsborough Rd.
Amarillo, TX 79106

     Limited Partner                        Limited Partnership Interest
     ---------------                        ----------------------------

Pacific Technocracy R & D, Inc.                       .3244%
c/o Timothy A. Gibbons
6509 Waring Ave.
Hollywood, CA 90038

Sandra M. Gilbert                                     .3244%
1308 Maryland Ave.
Cape May, NJ 08204

Allan B. Goldin                                       .3332%
900 North Lake Shore #2310
Chicago, IL 60611

George R. Gordon                                      .3244%
146-03 Union Turnpike
Flushing, NY 11367

Germantown Cellular Associates                        .3244%
c/o Eileen E. Gowan
12011 Birdseye Terrace
Germantown, MD 20874

Three Ring Cellular                                   .3244%
c/o Lawrence B. Gowen
13112 Foxhall Drive
Silver Spring, MD 20906

David W. Guidry                                       .3244%
128 Pigeon Loop
Lafayette, LA 70508

Handler General Partnership                           .3244%
c/o Dennis Handler
18745 Hatteras St.
Tarzana, CA 91356

Joan Hunter                                           .3332%
14724 Ventura Blvd. Suite 807
Sherman Oaks, CA 91403

Herbert L. Hutner                                     .3332%
115 N. Carolwood Drive
Los Angeles, CA 90077

American Lo-Power
 Television Network, Inc.                             .3332%
103 Main Street
P.O. Box 352
Westford, MA 01886

     Limited Partner                        Limited Partnership Interest
     ---------------                        ----------------------------

Lynn J. Juanes                                        .3244%
550 Battery St., Ste 1716
San Francisco, CA 94111

Cellulinear, Inc.                                     .3244%
c/o Stephen P. Kahn
1260 North Hayworth Drive
Los Angeles, CA 90046

K.C. Cellular Corp., Inc.                             .3244%
c/o Fran Kaufman
55 Smith Hill Road
Monsey, NY 10952

Westmore Cellular Corp.                               .3244%
c/o Carl. L. Keller
73 N. Water Street
Greenwich, CT 06830

Robert L. Kile                                        .3244%
179 River Run
Middletown, RI 02840

TLC Enterprises                                       .3332%
c/o J. Roy King
1227 Squire Drive
Charlotte, NC 28211

PKO Television, Ltd.                                  .3244%
c/o Paul Klein
322 E. 38th St.
New York, NY 10016

John A. Kramer                                        .3332%
10300 N. 1000 W.
Demotte, IN 46310

Donald J. Kunkle                                      .3332%
2565 Colt Rd.
Rancho Palos Verdes, CA 90274

Raymond John Landau                                   .3332%
35231 Parkdale
Livonia, MI 48150

Henry Langhorst                                       .3332%
618 Broadway
Dunedin, FL 33528

     Limited Partner                        Limited Partnership Interest
     ---------------                        ----------------------------

Paul Lapa                                             .3332%
95-555 Leleiona St.
Mililani, HI 96789

John LaPorte                                          .3332%
275 Van Linda Vista
Manitou Springs, CO 80829

Sheila Leibsohn                                       .3332%
137 1/2 So. Sycamore Ave.
Los Angeles, CA 90036

Arnold C. Leong                                       .3332%
4524 MacDonald Avenue
Richmond, CA 94805

Charles J. Lintini                                    .3332%
52 Caroline Way
Daly City, CA 94014

Michael D. Longshore                                  .3332%
47 Main St.
Canton, NY 13617

Dean C. Lovett                                        .3244%
4508 Everett Street
Kensington, MD 20895

R.G. Partnership                                      .3244%
c/o Robert Lovett
396 Myrtle St.
Laguna Beach, CA 92651

Patcom                                                .3332%
c/o Edward P. Lynch, Jr.
P.0. Box 2544
Woodburn, MA, 01885

Maple Street Partnership Ltd.                         .3244%
40 Maple Street
Trumbull, CT 06611

American Cellular Corporation                         .3244%
c/o Michael E. Marcovsky
7115 Macapa Drive
Los Angeles, CA 90068

     Limited Partner                        Limited Partnership Interest
     ---------------                        ----------------------------

McDonnell & Co., Inc.                                 .3244%
c/o Charles E. McDonnell
P. 0. Box HM1727
Hamilton 5
Bermuda

McElroy Electronics Corp.                             .3332%
c/o John C. McElroy, Jr.
Fredonia St.
Shirley, MA 01464

Frederick G. Michaud Jr.                              .3332%
P.O. Box 1404
Alexandria, VA 22313

G. P. Partnership                                     .3244%
c/o George E. Millard
5110 Parklawn Terrace, #102
Rockville, MD 20852

Edward E. Miller                                      .3332%
106 Berkeley Drive
Terre Haute, IN 47803

Robert D. Miller                                      .3332%
12395 Melody Lane
Los Altos Hills, CA 94022

Mincom, Inc.                                          .3244%
c/o Charles D. Minter, Jr.
35100 Anthony Rd
Agua Dulce, CA 91350

Kenneth H. Moore                                      .3244%
647 Pomona St.
Bloomington, CA 92316

Roy J. Murphy                                         .3332%
P. 0. Box 832
Islamorada, FL 33036

Wladimir & Nancy Naleszkiewicz                        .3332%
8306 Bound Brook Lane
Alexandria, VA 22309

Dennis O'Neill                                        .3332%
3484 NW Sunde Road
Silverdale, WA 98383

     Limited Partner                        Limited Partnership Interest
     ---------------                        ----------------------------

Nils Ridings Olmstead                                 .3244%
1719 W. Coolidge
Phoenix, AZ 85015

Onyx Cellular Corporation                             .3332%
10104 Tullis
Kansas City, MO 64134

Trygve Opsahl                                         .3332%
4748 Engle Rd., #201
Carmichael, CA 95608

John N. Papajohn                                      .3244%
1807 Windmill Lane
Alexandria, VA 22307

Natubhai Patel                                        .3332%
1819 Montecito Way
Burlingame, CA 94010

Peck General Partnership                              .3244%
c/o Jeffrey Peck
1545 10th Ave.
San Francisco, CA 94122

Alvin R. Perry                                        .3332%
21616 Cezanne Place
Woodland Hills, CA 91364

Paul A. Phaneuf                                       .3332%
655 Great Road
N. Smithfield, RI 02895

Walter J. Ponne                                       .3332%
14817 Minerva
Dolton, IL 60419

Pliny A. Price, M.D.                                  .3332%
1430 S. High St.
Columbus OH 43207

Nirmal C. Pujari                                      .3332%
34 Northgate Rd.
Mendham, NJ 07945

Richard R. Rawson                                     .3332%
3501 E. 24th St.
Casper, WY 82609

     Limited Partner                        Limited Partnership Interest
     ---------------                        ----------------------------

Daryl D. Reavis                                       .3332%
4355 Morris St.
Salt Lake City, UT 84119

Executive Telecom Limited                             .3244%
c/o Robert J. Ringer
11030 Santa Monica Blvd.
Suite 108
Los Angeles, CA 90025

Jerry Rochman                                         .3332%
32 Cricket Club Dr.
North Hills, NY 11576

Keynote Communications, Inc.                          .3332%
c/o Marge D. Roten
6512 Firmament
Van Nuys, CA 91406

Global Cellular Partners                              .3332%
c/o Arvind Roy
6016 Crossview Circle
San Jose, CA 95120

Belle Schlesinger                                     .3332%
13044 Mindanau Way #5
Marina Del Ray, CA 90292

Michael A. Schwalb                                    .3244%
5225 Pooks Hill Rd., Apt. 428
Bethesda, MD 20814

Seidman & Tribull                                     .3332%
7601 Ventural Lane
Parkland, FL 33067

Jean Lafaye Siegel                                    .3244%
7701 Hemlock Street
Bethesda, MD 20817

Kathleen M. Sloan                                     .3332%
540 Elmwood
Bay Village, OH 44140

Debra L. Slotnick                                     .3332%
7235 N. Wayside Dr.
Milwaukee, WI 53209

Harvey G. Smuckler                                    .3332%
14724 Ventura Blvd. Suite 807
Sherman Oaks, CA 91403

     Limited Partner                        Limited Partnership Interest
     ---------------                        ----------------------------

Taylor Interactive                                    .3244%
  Components, Inc.
c/o Scott Steinberg
15030 Marble Dr.
Sherman Oaks, CA 91403

Jonathan Stewart                                      .3244%
550 Battery St., Ste 1716
San Francisco, CA 94111

Edy Tan                                               .3332%
137 Ocean Ave.
San Francisco, CA 94112

Waterside Cellular                                    .3244%
c/o James N. Thaden
6202 Ruatan St.
College Park, MD 20740

Martha K. Thompson                                    .3244%
15221 Manor Lake Dr.
Rockville, MD 20853

Edison Communications                                 .3244%
c/o Miguel Triay
P.O. Box HM 720
Hamilton Bel, PR

Senyu Ueunten                                         .3332%
2026 Ualakaa St.
Honolulu, HI 96822

Stuart S. Verch, II                                   .3244%
P.O. Box 10173
Greensboro, NC 27404

Thomas N. Vertin                                      .3244%
303 North 5th St.
Breckenridge, MN 56520

Eastern Cellular Communications                       .3244%
c/o Edward Wagner
Woodland Ridge Office Park,
P.O. Box 470
Windham, NH 03087

Donald A. Walsh                                       .3244%
P.O. Box 195
Potosi, WI 53820

     Limited Partner                        Limited Partnership Interest
     ---------------                        ----------------------------

Sedgwick Andrews Ward                                 .3332%
82 Prospect Hill Ave.
Summit, NJ 07901

Cellular Systems of America, Inc.                     .3244%
c/o Jane Blackburn West
"West Alice"
49 Harrington Sound Road
Smith's Parish, FL 08
Bermuda

Joan S. Weyrich                                       .3332%
13715 Harcum Rd.
Phoenix, MD 21131

Ronald Zajac                                          .3332%
15565 Stonehouse
Livonia, MI 48154

Joseph A. Zavaletta                                   .3332%
45 Calle Cenizo
Brownsville, TX 78520

            II. Pursuant to Article 7 of the Agreement, certain Limited Partners assigned their limited partnership interests. Accordingly, Article 11.1(c) is further amended to include as Substituted Limited Partners the following persons, owning the Limited Partnership Interests so designated for the former Limited Partners so indicated:

            A.   Cellular Holdings, Inc.             2.3324%
                 559 Pacific Avenue
                 San Francisco, CA 94133

is the Substituted Limited Partner for the following:

                       Robert S. Block
                       Quentin L. Breen
                       Randy Douglas
                       Anthony Easton
                       Susan Easton
                       Debra L. Slotnick
                       Belle Schlesinger

            B.   R Cellular                           .6664%
                 14724 Ventura Boulevard
                 Suite 807
                 Sherman Oaks, CA 91403-3566

is the Substituted Limited Partner for the following:

                       Joan Hunter
                       Harvey G. Smuckler

            III. Signed counterparts reflecting each Limited Partner's agreement to the terms of the Agreement are attached hereto and incorporated as part of this amendment.

            IV. Signed assignment forms reflecting each transfer of limited partnership interests stated in Section II above are attached hereto and incorporated as part of this amendment.

            Witness the execution hereof as of the day and year written below by the General Partner and the Initial Limited Partner, whose respective residence addresses are set forth opposite their respective signatures.

                                        GENERAL PARTNER

                                        Chin Enterprises, Inc.
3324 Octavia St.
Oakland, CA 94619

Date: October 5, 1987                   /s/ William H. Chin
                                        --------------------------
                                        William H. Chin, President


                                        INITIAL LIMITED PARTNER

                                        William H. Chin
3324 Octavia St.
Oakland, CA 94619

Date: October 5, 1987                   /s/ William H. Chin
                                        --------------------------
                                        William H. Chin

                     PORTSMOUTH CELLULAR LIMITED PARTNERSHIP
                      (a New Hampshire Limited Partnership)

                 FOURTH AMENDMENT TO AGREEMENT AND CERTIFICIATE
                             OF LIMITED PARTNERSHIP

            The Agreement and Certificate of Limited Partnership of Portsmouth Cellular Limited Partnership as filed with the State of New Hampshire on November 24, 1986, and as amended by amendments dated December 11, 1986, February 20, 1987, and October 5, 1987 (the "Agreement"), is hereby amended pursuant to New Hampshire Revised Statutes Section 305:26 and Article 10.1 of the Agreement as follows:

            I. Section 3(C) of the Agreement is deleted and the following is to be substituted therefor:

            (c) The General Partner's equity interest is 1% of the total Partnership equity. The Initial Limited Partner's equity interest in the Partnership is 10% of the total partnership equity. The Initial Limited Partner has transferred 39.0232% of the total partnership equity to BCG of Portsmouth, Inc., which is hereby admitted as a Substituted Limited Partner for that interest.

            II. Section 11.1 of the Agreement is hereby amended to insert the words "Subject to Article 7 hereof" at the beginning of the first sentence thereof.

            Witness the execution hereof as of the day and year written below by the General Partner, the Initial Limited Partner, and BCG of Portsmouth Inc., whose respective residence addresses are set forth opposite their respective signatures.

                                        GENERAL PARTNER

                                        CHIN ENTERPRISES, INC.

Date: Oct 23, 1987                      By /s/ William H. Chin
                                           -----------------------
                                           President

                                        INITIAL LIMITED PARTNER

                                        William H. Chin
3324 Octavia St.
Oakland, CA 94619

Date: October 23, 1987                  /s/ William H. Chin
                                        --------------------------
                                        William H. Chin


                                        BCG of Portsmouth, Inc.
1000 Main Street
Dover , N.H.

Date: October 23, 1987                  By /s/ Paul J. Tobin
                                           -----------------------
                                           President

                     PORTSMOUTH CELLULAR LIMITED PARTNERSHIP
                      (a New Hampshire Limited Partnership)

                             AMENDMENT TO AGREEMENT
                             OF LIMITED PARTNERSHIP

            The Agreement of Limited Partnership of Portsmouth Cellular Limited Partnership as filed with the State of New Hampshire on November 24, 1986, and as amended by amendments dated December 11, 1986, February 20, 1987, and October 5, 1987 (the "Agreement"), is hereby amended, effective on the date hereof, pursuant to Sections 10.1 and 10.9B of the Agreement as follows:

            Section 5.5 of the Agreement is amended by adding at the end of the first sentence thereof:

            "; and provided further that no indemnification shall be made with respect to federal or state securities law violations to the extent proscribed by any applicable federal or state law or regulations, including without limitation Regulation 13.305(a)(2)(E)(iv)(a) promulgated under the Massachusetts Uniform Securities Act, which is incorporated herein by reference.

            Witness the execution hereof on October 22, 1987, by the General Partner pursuant to Sections 10.1 and l0.9B of the Agreement.

                                         GENERAL PARTNER
                                         Chin Enterprises, Inc.

                                         By /s/ William H. Chin
                                            -----------------------
                                               President

                     PORTSMOUTH CELLULAR LIMITED PARTNERSHIP
                      (a New Hampshire Limited Partnership)

                  FIFTH AMENDMENT TO AGREEMENT AND CERTIFICATE
                             OF LIMITED PARTNERSHIP

      The Agreement and Certificate of Limited Partnership of Portsmouth Cellular Limited Partnership as filed with the State of New Hampshire on November 24, 1986, and as amended by amendments dated December 11, 1986, February 20, 1987, October 5, 1987 and October 23, 1987 (the "Agreement"), is hereby amended pursuant to New Hampshire Revised Statutes Section 305:26 and
Article 10.1 of the Agreement as follows:

      I. Pursuant to Article 7 of the Agreement, certain Limited Partners holding in the aggregate limited partnership interests totalling 15.3876% assigned their limited partnership interests to BCG of Portsmouth, Inc. Accordingly, Article 11.1(c) is amended to include BCG of Portsmouth, Inc. as a Substituted Limited Partner for the following former Limited Partners:

                           Eugene C. Adams
                           Milton E. Borden, Jr.
                           Douglas R. Casey
                           Andrew Cumming
                           Koire Drysdale
                           Karl M. Eckel
                           Don Ford
                           Richard E. Garrett
                           Sandra M. Gilbert
                           Handler General Partnership
                           Herbert L. Hutner
                           Dean C. Lovett
                           Frederick G. Michaud, Jr.
                           Kenneth H. Moore
                           Roy J. Murphy
                           Natubhai Patel
                           Peck General Partnership
                           Pliny A. Price, M.D.
                           Darryl D. Reavis
                           Jean Lafaye Siegel
                           Donald A. Walsh
                           Aero-Tel, Inc.
                           American Cellular Corporation
                           American General Cellular Corp.
                           Cellular Ventures, Inc.
                           Cellulinear, Inc.

                           CPS Telecom, Inc.
                           The Dennis M. Bond Organization, Inc.
                           Edison Communications
                           Global Cellular Partners
                           G.P. Partnership
                           J.B. Partnership
                           K.C. Cellular Corp., Inc.
                           Keynote Communications, Inc.
                           Lemon Tree Enterprises, Inc.
                           Madison Cellular Corporation
                           Maple Street Partnership, Ltd.
                           McDonnell & Co., Inc.
                           McElroy Electronics Corp.
                           Mincom, Inc.
                           Pacific Technocracy R&D, Inc.
                           PKO Television, Ltd.
                           R.G. Partnership
                           Regg-Bell, Inc.
                           Taylor Interactive Components, Inc.
                           Tracy Communications, Inc.
                           Westmore Cellular Corp.

      II. Signed assignment forms reflecting each transfer of limited partnership interests stated in Section I above are attached hereto and incorporated as part of this amendment.

      Witness the execution hereof as of the day and year written below by the General Partner and the Substituted Limited Partner, whose respective addresses are set forth opposite their respective signatures.

                                        GENERAL PARTNER
100 Main Street
Dover, N.H. 03820                       CHIN ENTERPRISES, INC.

Date: 10/27/87                          /s/ Paul J. Tobin
                                        --------------------------
                                        Paul J. Tobin, President


                                        SUBSTITUTED LIMITED PARTNER
281 Winter Street
Waltham, MA 02154                       BCG of Portsmouth, Inc.

Date: 10/27/87                          /s/ Paul J. Tobin
                                        --------------------------
                                        Paul J. Tobin, President

                                LETTER AGREEMENT


BCG OF PORTSMOUTH, INC.
c/o Edwards & Angell
265 Franklin Street
Boston, MA 02110

     Re:   Sale of Interest in Portsmouth Cellular
           Limited Partnership

Gentlemen:

      I am a limited partner of Portsmouth Cellular Limited Partnership, a New Hampshire limited partnership ("Portsmouth Cellular") which holds a construction permit to build the nonwireline cellular system serving the Portsmouth, New Hampshire area.

      I acquired my limited partnership interest in Portsmouth Cellular as a result of certain rights under a Cellular Settlement Agreement dated May 20, 1986 and a Joint Agreement dated May 28, 1986 (collectively referred to as the "Settlement Agreements" and all parties having rights thereunder as the "Settlement Group").

      I understand that you have entered into an Acquisition Agreement (the "Acquisition Agreement") with William H. Chin ("Chin"), Chin Enterprises, Inc., The Boston Communications Group, Inc. The Charter Group, and Portsmouth Cellular. The Acquisition Agreement provides that Chin will sell to you all of his interest in Portsmouth Cellular ("Chin's Interest"), including his interest as a limited partner and his ownership of the stock of Chin Enterprises, Inc., the general partner of Portsmouth Cellular provided however that Chin may elect to retain up to a ten percent (10%) interest in Portsmouth Cellular so long as you obtain fifty one percent (51%) or more of Portsmouth Cellular and the interests of the Settlement Group. Thus, following the purchase of Chin's Interest, you will own a controlling interest in Portsmouth Cellular. I also understand that BCG Management, Inc., a company which is affiliated with you, has entered into a Management Agreement pursuant to which it will construct and operate the Portsmouth Cellular system on behalf of Portsmouth Cellular. A copy of the Acquisition Agreement and the Management Agreement has been provided to me as well as a memorandum dated May 26, 1987.

      I HEREBY AGREE TO SELL YOU ALL OF MY RIGHT, TITLE AND INTEREST AS A LIMITED PARTNER OF PORTSMOUTH CELLULAR AND UNDER THE SETTLEMENT AGREEMENTS (MY "INTEREST") UPON THE TERMS SET FORTH IN THIS LETTER. THOSE TERMS ARE AS FOLLOWS:

      1. Purchase Price. The price for my Interest is proportionately the same price being paid to Chin for Chin's Interest. The purchase price for my Interest shall be computed based upon a total value of $2,250,740 for 100% of all partnership interests in Portsmouth Cellular and interests of the Settlement Group, less the amount of purchase price adjustments as provided in the Acquisition Agreement and a five percent (5%) brokerage fee to the Charter Group.

      2. Purchase Date; Termination. The purchase of my Interest by you shall occur simultaneously with the purchase of Chin's Interest under the Acquisition Agreement; subject to your right to effect such purchase at such earlier time as you may elect (the "Purchase Date"). Under the Acquisition Agreement, the scheduled date for the purchase of Chin's Interest is presently the tenth business day after all FCC approvals have become final and all conditions set forth in such approvals have been satisfied. I understand that one such condition likely to be imposed by the FCC is the completion of construction of the Portsmouth Cellular system. Thus, the Purchase Date will probably occur following the completion of construction, which is currently anticipated sometime during the coming fall or winter.

      In the event of termination of the Acquisition Agreement, you shall have the right to terminate this Letter Agreement.

      3. Method of Payment. The purchase price for my Interest will be in cash or by wire transfer of funds or certified or bank cashier's check. At your election, such amount will be paid either directly to me or to The Charter Group in Washington, D.C., who have agreed with Chin Enterprises, Inc. to act as paying agent for Chin and all other selling limited partners and who have agreed to promptly forward the purchase price to me at the address listed below.

      4. Transfer of My Interest. By signing this letter, I irrevocably grant to you a power of attorney to execute and deliver to you such documents on my behalf as you may reasonably require in order to effect the sale of my Interest to you in accordance with the provisions of this letter.

      5. My Representations and Warranties. By signing this letter, I make the following representations, warranties and agreements, each of which is true and correct on this date and will remain true and correct through the Purchase Date:

            a. I am the legal and beneficial owner of my Interest, and I have full power, authority and right to enter into this letter agreement and sell my Interest to you.

            b. My Interest is owned by me free and clear of all liens, security interests, encumbrances and restrictions.

            c. I will not take any action to interfere with the consummation of the transactions contemplated in the Acquisition Agreement.

            d. If requested, I will cooperate with you in obtaining any necessary governmental approvals and signing any documents that may be necessary to accomplish the sale of my Interest to you.

            e. I am not aware of any facts which might interfere with the sale of my Interest to you pursuant to this letter.

      6. Miscellaneous. This letter is binding upon and benefits you and me and our heirs, administrators, successors and assigns. This letter will be governed by Massachusetts law. I consent to the jurisdiction of all state and federal courts sitting in Massachusetts for purposes of resolving any dispute under this letter and I waive any objections to Massachusetts being an appropriate location for litigating any such dispute. If you prevail in any dispute under this letter, I agree to reimburse you for all of your reasonable costs, expenses and legal fees and to indemnify you for any harm you suffer as a result.

              SIGN HERE ONLY IF LIMITED PARTNER IS A NATURAL PERSON

                                             /s/ E. C. Adams
                                             ------------------------
                                             Sign on this line

Date: 6/26, 1987                             E. C. ADAMS
                                             ------------------------
                                             Print Name on this line

                                             Address: RRI
                                                      Oakwood Manor
                                                      Box 364
                                                      Spizer, MN 56288

--------------------------------------------------------------------------------

       SIGN HERE ONLY IF LIMITED PARTNER IS CORPORATION, PARTNERSHIP, ETC.

                                             -----------------------------
                                             Print Name of Corporation,
                                             Partnership, Etc.

Date: _________, 1987                        By
                                               ---------------------------
                                               Sign on this line


                                             -----------------------------
                                             Print Name and Title

                                             Address:
                                                      --------------------
                                                      --------------------
                                                      --------------------

--------------------------------------------------------------------------------

                               FOR BCG'S USE ONLY

            Accepted and Agreed to:

                                             BCG OF PORTSMOUTH, INC.


Date: _________, 1987                        By
                                               ---------------------------
                                               Title:

                     PORTSMOUTH CELLULAR LIMITED PARTNERSHIP
                      (a New Hampshire Limited Partnership)

                  SIXTH AMENDMENT TO AGREEMENT AND CERTIFICATE
                             OF LIMITED PARTNERSHIP

      The Agreement and Certificate of Limited Partnership of Portsmouth Cellular Limited Partnership as filed with the State of New Hampshire on November 24, 1986, and as amended by amendments dated December 11, 1986, February 20, 1987, October 5, 1987, October 23, 1987, and October 27, 1987 (the "Agreement"), is hereby amended pursuant to New Hampshire Revised Statutes
Section 305:26 and Article 10.1 of the Agreement as follows:

      I. Pursuant to Article 7 of the Agreement, certain Limited Partners holding in the aggregate limited partnership interests totalling 1.9992% assigned their limited partnership interests to BCG of Portsmouth, Inc. Accordingly, Article 11.1(c) is amended to include BCG of Portsmouth, Inc. as a Substituted Limited Partner for the following former Limited Partners:

                 Malcolm G. Dolan
                 Sheila Leibsohn
                 Charles J. Lintini
                 Wladimir and Nancy Naleszkiewicz
                 Trygve Opsahl
                 Alvin R. Perry

      II. R Cellular has assigned one-half of its interest (or .3332% of the total limited partnership interests) to BCG of Portsmouth, Inc. Accordingly, the interest of R Cellular is now .3332%.

      III. Signed assignment forms reflecting each transfer of limited partnership interests stated in Sections I and II above are attached hereto and incorporated as part of this amendment.

     WITNESS the execution hereof as of the day and year written below by the General Partner and the Substituted Limited

Partner, whose respective addresses are set forth opposite their respective signatures.

                                        GENERAL PARTNER
100 Main Street
Dover, N.H. 03820                       CHIN ENTERPRISES, INC.

Date: 12/7/87                           /s/ Paul J. Tobin
                                        --------------------------
                                        Paul J. Tobin, President


                                        SUBSTITUTED LIMITED PARTNER
281 Winter Street
Waltham, MA 02154                       BCG of Portsmouth, Inc.

Date: 12/7/87                           /s/ Paul J. Tobin
                                        --------------------------
                                        Paul J. Tobin, President

                     PORTSMOUTH CELLULAR LIMITED PARTNERSHIP
                      (a New Hampshire Limited Partnership)

                 SEVENTH AMENDMENT TO AGREEMENT AND CERTIFICATE
                             OF LIMITED PARTNERSHIP

      The Agreement and Certificate of Limited Partnership of Portsmouth Cellular Limited Partnership as filed with the State of New Hampshire on November 24, 1986, and as amended by amendments dated December 11, 1986, February 20, 1987, October 5, 1987, October 23, 1987, October 27, 1987 and December 7, 1987 (the "Agreement"), is hereby amended pursuant to New Hampshire Revised Statutes Section 305:26 and Article 10.1 of the Agreement as follows:

      I. Pursuant to Article 7 of the Agreement, certain Limited Partners assigned their limited partnership interests to BCG of Portsmouth, Inc. Accordingly, Article 11.1(c) is amended to include BCG of Portsmouth, Inc. as a Substituted Limited Partner for the following former Limited Partners:

           David S. Arslanian
           Germantown Cellular Associates
           Three Ring Cellular
           Waterside Cellular
           AC Associates
           Marvin Douglas Cook
           David W. Guidry
           LS Associates
           Walter J. Ponne
           Lynn J. Juanes
           Allan  B. Goldin
           C-TAC VI
           C-TAC VII
           C-TAC VIII
           Gary L. Anderson
           Arthur R. Dittman
           John A. Kramer
           Thomas M. Vertin

      II. Pursuant to Article 7 of the Agreement, Patricia G. Burkhardt assigned her limited partnership interest to Elsie R. Burkhardt. Accordingly, Article 11.1(c) is amended to substitute for Patricia R. Burkhardt the following Limited
Partner:

            Elsie R. Burkhardt
            7 Roundtree Drive
            Melville, NY 11747

      III. Signed assignment forms reflecting each transfer of limited partnership interest stated in Sections I and II above are attached hereto and incorporated as part of this amendment.

      IV. Article 11.1(c) is further amended to include the following person as a limited partner with a limited partnership interest of .3497%:

            Brian L. O'Neill
            1723 Chapin Street
            Alameda, CA 94501

      A signed counterpart reflecting the limited partner's agreement to the terms of the Agreement is attached hereto and incorporated as part of this amendment.

      WITNESS the execution hereof as of the day and year written below by the General Partner and the Substituted Limited Partner, whose respective addresses are set forth opposite their respective signatures.

                                        SIGNED AND SWORN TO
                                        GENERAL PARTNER
100 Main Street
Dover, N.H. 03820                       CEI Communications, Inc.

Date: May 9, 1988                       /s/ Paul J. Tobin
                                        --------------------------
                                        Paul J. Tobin, President


                                        SUBSTITUTED LIMITED PARTNER
281 Winter Street
Waltham, MA 02154                       BCG of Portsmouth, Inc.

Date: May 9, 1988                       /s/ Paul J. Tobin
                                        --------------------------
                                        Paul J. Tobin, President

                     PORTSMOUTH CELLULAR LIMITED PARTNERSHIP
                      (a New Hampshire Limited Partnership)

                  EIGHTH AMENDMENT TO AGREEMENT AND CERTIFICATE
                             OF LIMITED PARTNERSHIP

      The Agreement and Certificate of Limited Partnership of Portsmouth Cellular Limited Partnership as filed with the State of New Hampshire on November 24, 1986, and as amended by amendments dated December 11, 1986, February 20, 1987, October 5, 1987, October 23, 1987, October 27, 1987, December 7, 1987 and May 9, 1988 (the "Agreement"), is hereby amended pursuant to New Hampshire Revised Statutes Section 305:26 and Article 10.1 of the Agreement as follows:

      I. Pursuant to Article 7 of the Agreement, certain Limited Partners assigned their limited partnership interests to BCG of Portsmouth, Inc. Accordingly, Article 11.1(c) is amended to include BCG of Portsmouth, Inc. as a Substituted Limited Partner for the following former Limited Partners:

           Dawursk Partnership
           Patcom
           David Coltrin
           Sedgwick Andrews Ward
           Jerry Rochman

      II. Signed assignment forms reflecting each transfer of limited partnership interest stated in Section I above are attached hereto and incorporated as part of this amendment.

      WITNESS the execution hereof as of the day and year written below by the General Partner and the Substituted Limited Partner, whose respective addresses are set forth opposite their respective signatures.

                                        GENERAL PARTNER
100 Main Street
Dover, N.H. 03820                       CEI Communications, Inc.

Date: August 22, 1989                   /s/ Paul J. Tobin
                                        --------------------------
                                        President


                                        SUBSTITUTED LIMITED PARTNER
281 Winter Street
Waltham, MA 02154                       BCG of Portsmouth, Inc.

Date: August 22, 1989                   /s/ Paul J. Tobin
                                        --------------------------
                                        President

                     PORTSMOUTH CELLULAR LIMITED PARTNERSHIP
                      (a New Hampshire Limited Partnership)

                          TENTH AMENDMENT TO AGREEMENT
                     AND CERTIFICATE OF LIMITED PARTNERSHIP

      The Agreement and Certificate of Limited Partnership of Portsmouth Cellular Limited Partnership, as filed with the State of New Hampshire on November 24, 1986 and as amended by amendments dated December 15, 1986, March 10, 1987, October 14, 1987, October 28, 1987 (two amendments), December 15, 1987 May 13, 1988, August 23, 1989, and October 24, 1989 (the "Agreement"), is hereby amended pursuant to New Hampshire Revised Statute Section 305:26 and Articles 10.9(A)(i), and 2.3 of the Agreement as follows:

      1. Article 2, Section 2.2 is deleted, and the following is to be substituted therefore:

            2.2   Name, Place of Business and Office

                  The Partnership shall be conducted under the name "Macon Cellular Telephone Systems Limited Partnership." The principal office and place of business shall be 12800 University Drive, Suite 500, Ft. Myers, Florida 33907. The General Partner may at any time change the location of such principal office. Notice of any such change shall be given to the Limited Partners in writing.

GENERAL PARTNER

CEI Communications, Inc.

By: /s/ Robert G. Engelhardt                Date: 2-6-91
   -------------------------------
   Robert G. Engelhardt, President

              MACON CELLULAR TELEPHONE SYSTEMS LIMITED PARTNERSHIP
                      (A New Hampshire limited partnership)

              TWELFTH AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP

      The Agreement of Limited Partnership of Macon Cellular Telephone Systems Limited Partnership, a New Hampshire limited partnership (formerly Portsmouth Cellular Limited Partnership), as amended by the following amendments:

             a.   the First Amendment, filed December 15, 1986;
             b.   the Second Amendment, filed February 23, 1987;
             c.   the Third Amendment, filed October 14, 1987;
             d.   the Fourth Amendment, filed October 28, 1987;
             e.   the Fifth Amendment, filed October 28, 1987;
             f.   the Sixth Amendment, filed December 16, 1987;
             g.   the Seventh Amendment, filed May 13, 1988;
             h.   the Eighth Amendment, filed October 23, 1989;
             i.   the Ninth Amendment, dated October 24, 1989, but not filed;
             j.   the Tenth Amendment, filed February 19, 1991;
             k.   the Eleventh Amendment, dated March 20, 1995.

(collectively, the "Partnership Agreement") is hereby amended further as follows:

1. The existing Schedule A shall be deleted and Schedule A attached hereto shall be attached to the Partnership Agreement.

2. In all other respects, the Partnership Agreement shall remain in full force and effect.

      WITNESS the execution hereof as of the 17th day of June, 1996 by the General Partner and the substituted limited partners.

                                           CEI Communications, Inc.

                                           By: /s/ [illegible]
                                              ----------------------
                                              Its: Vice President

                                           Substituted limited partners:

                                     By:   CEI Communications, Inc. their
                                           duly appointed attorney-in-fact
                                           pursuant to Section 10.1 of the
                                           Partnership Agreement

                                           By: /s/ [illegible]
                                               ---------------------------
                                               Its:  Vice President

                                     Assigning limited partners:

                                     By:   CEI Communications, Inc., their
                                           duly appointed attorney-in-fact
                                           pursuant to Section 10.1 of the
                                           Partnership Agreement

                                           By: /s/ [illegible]
                                               ---------------------------
                                               Its:  Vice President


                                   Page 2 of 2